EXHIBIT 4.1

PACIFICORP
(An Oregon Corporation)

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(as successor to The Bank of New York Mellon)

As Trustee under PacifiCorp’s
Mortgage and Deed of Trust,
Dated as of January 9, 1989

_____________________

Twenty-Eighth Supplemental Indenture
Dated as of June 1, 2015

Supplemental to PacifiCorp’s Mortgage and Deed of Trust
Dated as of January 9, 1989

_____________________

This Instrument Grants a Security Interest by a Transmitting Utility

This Instrument Contains After‑Acquired Property Provisions

TWENTY-EIGHTH SUPPLEMENTAL INDENTURE

THIS INDENTURE, dated as of the 1st day of June, 2015, made and entered into by and between PACIFICORP, a corporation of the State of Oregon, whose address is 825 NE Multnomah, Portland, Oregon 97232 (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor to The Bank of New York Mellon), a national banking association whose address is 400 South Hope Street, Suite 400, Los Angeles, California 90071 (the “Trustee”), as Trustee under the Mortgage and Deed of Trust, dated as of January 9, 1989, as heretofore amended and supplemented (hereinafter called the “Mortgage”), is executed and delivered by the Company in accordance with the provisions of the Mortgage, this indenture (hereinafter called the “Twenty-Eighth Supplemental Indenture”) being supplemental thereto.
WHEREAS, the Mortgage was or is to be recorded in the official records of the States of Arizona, California, Colorado, Idaho, Montana, New Mexico, Oregon, Utah, Washington and Wyoming and various counties within such states, which counties include or will include all counties in which this Twenty-Eighth Supplemental Indenture is to be recorded; and
WHEREAS, by the Mortgage the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the Lien of the Mortgage any property thereafter acquired, made or constructed and intended to be subject to the Lien thereof; and
WHEREAS, in addition to the property described in the Mortgage, the Company has acquired certain other property, rights and interests in property; and
WHEREAS, the Company has executed, delivered, recorded and filed supplemental indentures as follows:

Dated as of

First	March 31, 1989
Second	December 29, 1989
Third	March 31, 1991
Fourth	December 31, 1991
Fifth	March 15, 1992
Sixth	July 31, 1992
Seventh	March 15, 1993
Eighth	November 1, 1993
Ninth	June 1, 1994
Tenth	August 1, 1994
Eleventh	December 1, 1995
Twelfth	September 1, 1996
Thirteenth	November 1, 1998
Fourteenth	November 15, 2001
Fifteenth	June 1, 2003
Sixteenth	September 1, 2003
Seventeenth	August 1, 2004
Eighteenth	June 1, 2005
Nineteenth	August 1, 2006
Twentieth	March 1, 2007
Twenty-First	October 1, 2007
Twenty-Second	July 1, 2008
Twenty-Third	January 1, 2009
Twenty-Fourth	May 1, 2011
Twenty-Fifth	January 1, 2012
Twenty-Sixth	June 1, 2013
Twenty-Seventh	March 1, 2014

and
WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, bonds entitled and designated First Mortgage and Collateral Trust Bonds or First Mortgage Bonds, as the case may be, of the series and in the principal amounts as follows:

	Series	Due Date	Aggregate Principal Amount Issued	Aggregate Principal Amount Outstanding [1]
First	10.45% Series due January 9, 1990	1/9/90	$500,000	$0
Second	Secured Medium-Term Notes, Series A	various	250,000,000	0
Third	Secured Medium-Term Notes, Series B	various	200,000,000	0
Fourth	Secured Medium-Term Notes, Series C	various	300,000,000	29,000,000
Fifth	Secured Medium-Term Notes, Series D	various	250,000,000	0
Sixth	C-U Series	various	250,432,000	12,198,000
Seventh	Secured Medium-Term Notes, Series E	various	500,000,000	155,000,000
Eighth	6 3/4% Series due April 1, 2005	4/1/2005	150,000,000	0
Ninth	Secured Medium-Term Notes, Series F	various	500,000,000	140,000,000
Tenth	E-L Series	various	71,200,000	0
Eleventh	Secured Medium-Term Notes, Series G	various	500,000,000	100,000,000
Twelfth	Series 1994-1 Bonds	various	216,470,000	175,815,000
Thirteenth	Adjustable Rate Replacement Series	2002	13,234,000	0
Fourteenth	9 3/8% Replacement Series due 1997	1997	50,000,000	0
Fifteenth	Bond Credit Series Bonds	various	498,589,753	0
Sixteenth	Secured Medium-Term Notes, Series H	various	500,000,000	0
Seventeenth	5.65% Series due 2006	11/1/06	200,000,000	0
Eighteenth	6.90% Series due November 15, 2011	11/15/11	500,000,000	0
Nineteenth	7.70% Series due November 15, 2031	11/15/31	300,000,000	300,000,000
Twentieth	Collateral Bonds, First 2003 Series	12/1/14	15,000,000	0
Twenty-First	Collateral Bonds, Second 2003 Series	12/1/16	8,500,000	8,500,000
Twenty-Second	Collateral Bonds, Third 2003 Series	1/1/14	17,000,000	0
Twenty-Third	Collateral Bonds, Fourth 2003 Series	1/1/16	45,000,000	45,000,000
Twenty-Fourth	Collateral Bonds, Fifth 2003 Series	11/1/25	5,300,000	5,300,000
Twenty-Fifth	Collateral Bonds, Sixth 2003 Series	11/1/25	22,000,000	22,000,000
Twenty-Sixth	4.30% Series due 2008	9/15/08	200,000,000	0
Twenty-Seventh	5.45% Series due 2013	9/15/13	200,000,000	0
Twenty-Eighth	4.95% Series due 2014	8/15/14	200,000,000	0
Twenty-Ninth	5.90% Series due 2034	8/15/34	200,000,000	200,000,000
Thirtieth	5.25% Series due 2035	6/15/35	300,000,000	300,000,000
Thirty-First	6.10% Series due 2036	8/1/36	350,000,000	350,000,000
Thirty-Second	5.75% Series due 2037	4/1/37	600,000,000	600,000,000
Thirty-Third	6.25% Series due 2037	10/15/37	600,000,000	600,000,000
Thirty-Fourth	5.65% Series due 2018	7/15/18	500,000,000	500,000,000
Thirty-Fifth	6.35% Series due 2038	7/15/38	300,000,000	300,000,000
Thirty-Sixth	5.50% Series due 2019	1/15/19	350,000,000	350,000,000
Thirty-Seventh	6.00% Series due 2039	1/15/39	650,000,000	650,000,000
Thirty-Eighth	3.85% Series due 2021	6/15/21	400,000,000	400,000,000
Thirty-Ninth	2.95% Series due 2022	2/1/22	450,000,000	450,000,000
Fortieth	4.10% Series due 2042	2/1/42	300,000,000	300,000,000
Forty-First	2.95% Series due 2023	6/1/23	300,000,000	300,000,000
Forty-Second	3.60% Series due 2024	4/1/24	425,000,000	425,000,000
________________________________
1 Amount outstanding as of June 1, 2015.

and
WHEREAS, Section 2.03 of the Mortgage provides that the form or forms, terms and conditions of and other matters not inconsistent with the provisions of the Mortgage, in connection with each series of bonds (other than the First Series) issued thereunder, shall be established in or pursuant to one or more Resolutions and/or shall be established in one or more indentures supplemental to the Mortgage, prior to the initial issuance of bonds of such series; and
WHEREAS, Section 22.04 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder and provide that a breach thereof shall be equivalent to a Default under the Mortgage, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may (in lieu of establishment in or pursuant to a Resolution in accordance with Section 2.03 of the Mortgage) establish the forms, terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed by the Company; and
WHEREAS, the Company now desires to create a new series of bonds and (pursuant to the provisions of Section 22.04 of the Mortgage) to add to its covenants and agreements contained in the Mortgage certain other covenants and agreements to be observed by it; and

WHEREAS, the execution and delivery by the Company of this Twenty-Eighth Supplemental Indenture, and the terms of the bonds of the Forty-Third Series herein referred to, have been duly authorized by the Board of Directors in or pursuant to appropriate Resolutions;
Now, Therefore, This Indenture Witnesseth:
That PACIFICORP, an Oregon corporation, in consideration of the premises and of good and valuable consideration to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt and sufficiency whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of such bonds, and to confirm the Lien of the Mortgage on certain after-acquired property, hereby mortgages, pledges and grants a security interest in (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Mortgage), unto The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon), as Trustee, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all properties of the Company real, personal and mixed, owned by the Company as of the date of the Mortgage and acquired by the Company after the date of the Mortgage, subject to the provisions of Section 18.03 of the Mortgage, of any kind or nature (except any herein or in the Mortgage expressly excepted), now owned or, subject to the provisions of Section 18.03 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated (except such of such properties as are excluded by name or nature from the Lien hereof), including the properties described in Article IV hereof, and further including (without limitation) all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity and other forms of energy (whether now known or hereafter developed) by steam, water, sunlight, chemical processes and/or (without limitation) all other sources of power (whether now known or hereafter developed); all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all telephone, radio, television and other communications, image and data transmission systems, air-conditioning systems and equipment incidental thereto, water wheels, water works, water systems, steam and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine-driven generators and turbogenerator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current and other forms of energy, gas, steam, water or communications, images and data for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as herein or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described;
TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 13.01 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof;
IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 18.03 of the Mortgage, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage expressly excepted, shall be and are as fully mortgaged and pledged hereby and as fully embraced within the Lien of the Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein or in the Mortgage and mortgaged hereby or thereby;
PROVIDED THAT the following are not and are not intended to be now or hereafter mortgaged or pledged hereunder, nor is a security interest therein hereby granted or intended to be granted, and the same are hereby expressly excepted from the Lien and operation of the Mortgage, namely: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or part) any rolling stock, buses, motor coaches, automobiles or other vehicles or aircraft or boats, ships or other vessels, and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all crops (both growing and harvested), timber (both growing and harvested), minerals (both in place and severed), and mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands, general intangibles and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may be or become subject to the Lien of the Mortgage; (5) electric energy, gas, water, steam, ice and other materials, forms of energy or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system; (7) the Company’s franchise to be a corporation; (8) any interest (as lessee, owner or otherwise) in the Wyodak Facility, including, without limitation, any equipment, parts, improvements, substitutions, replacements or other property relating thereto; and (9) any property heretofore released pursuant to any provision of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the Lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver for the Trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XV of the Mortgage by reason of the occurrence of a Default;

AND PROVIDED FURTHER, that as to any property of the Company that, pursuant to the after-acquired property provisions thereof, hereafter becomes subject to the lien of a mortgage, deed of trust or similar indenture that may in accordance with the Mortgage hereafter become designated as a Class “A” Mortgage, the Lien hereof shall at all times be junior and subordinate to the lien of such Class “A” Mortgage;

TO HAVE AND TO HOLD all such properties, real, personal and mixed, mortgaged and pledged, or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Mortgage), unto The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon), as Trustee, and its successors and assigns forever;
IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, this Twenty-Eighth Supplemental Indenture being supplemental to the Mortgage;
AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage shall affect and apply to the property hereinbefore described and conveyed, and to the estates, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successor or successors in the trust, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustee by the Mortgage as a part of the property therein stated to be conveyed.
The Company further covenants and agrees to and with the Trustee and its successor or successors in such trust under the Mortgage, as follows:

ARTICLE I

Forty-Third Series of Bonds

SECTION 1.01. There shall be a series of bonds designated “3.35% Series due 2025” (herein sometimes referred to as the Forty-Third Series), each of which shall also bear the descriptive title “First Mortgage Bond,” and the form thereof, which shall be established by or pursuant to a Resolution, shall contain suitable provisions with respect to the matters hereinafter in this Section specified.
(I) Bonds of the Forty-Third Series shall mature on July 1, 2025 and shall be issued as fully registered bonds in the minimum denomination of two thousand dollars and, at the option of the Company, any multiple or multiples of one thousand dollars in excess thereof (the exercise of such option to be evidenced by the execution and delivery thereof).
The Company reserves the right to establish, at any time, by or pursuant to a Resolution filed with the Trustee, a form of coupon bond, and or appurtenant coupons, for the Forty-Third Series and to provide for exchangeability of such coupon bonds with the bonds of the Forty-Third Series issued hereunder in fully registered form and to make all appropriate provisions for such purpose.
Bonds of the Forty-Third Series need not be issued at the same time and such series may be reopened at any time, without notice to or the consent of any then-existing holder or holders of any bond of the Forty-Third Series, for issuances of additional bonds of the Forty-Third Series in an unlimited principal amount. Any such additional bonds will have the same interest rate, maturity and other terms as those initially issued, except for payment of interest accruing prior to the original issue date of such additional bonds and, if applicable, for the first interest payment date following such original issue date.
(II) Bonds of the Forty-Third Series shall bear interest at the rate of three and thirty-five hundredths per centum (3.35%) per annum payable semi-annually in arrears on January 1 and July 1 of each year (each, an “Interest Payment Date”). Bonds of the Forty-Third Series shall be dated and shall accrue interest as provided in Section 2.06 of the Mortgage.
The initial Interest Payment Date is January 1, 2016. The amount of interest payable will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which interest is payable on any bond of the Forty-Third Series is not a Business Day, then payment of the interest payable on that date will be made on the next succeeding day which is a Business Day (and without any additional interest or other payment in respect of any delay), with the same force and effect as if made on such date.
Interest payable on any bond of the Forty-Third Series and punctually paid or duly provided for on any Interest Payment Date for such bond will be paid to the person in whose name the bond is registered at the close of business on the Record Date (as hereinafter specified) for such bond next preceding such Interest Payment Date; provided, however, that interest payable at maturity or upon earlier redemption will be payable to the person to whom principal shall be payable. So long as the bonds of the Forty-Third Series remain in book-entry only form, the “Record Date” for each Interest Payment Date shall be the close of business on the Business Day before the applicable Interest Payment Date. If the bonds of the Forty-Third Series are not in book-entry only form, the Record Date for each Interest Payment Date shall be the close of business on the 15th calendar day of the month immediately preceding the month in which the applicable Interest Payment Date occurs (whether or not a Business Day).
“Business Day” means, for purposes of this Section (II), a day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to remain closed.
Any interest on any bond of the Forty-Third Series which is payable but is not punctually paid or duly provided for, on any Interest Payment Date for such bond (herein called “Defaulted Interest”), shall forthwith cease to be payable to the registered owner on the relevant Record Date for the payment of such interest solely by virtue of such owner having been such owner; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (i) or (ii) below:

(i)
The Company may elect to make payment of any Defaulted Interest on the bonds of the Forty-Third Series to the persons in whose names such bonds are registered at the close of business on a Special Record Date (as hereinafter defined) for the payment of such Defaulted Interest, which shall be fixed in the following manner: The Company shall, at least 30 days prior to the proposed date of payment, notify the Trustee in writing (signed by an Authorized Financial Officer of the Company) of the amount of Defaulted Interest proposed to be paid on each bond of the Forty-Third Series and the date of the proposed payment (which date shall be such as will enable the Trustee to comply with the next sentence hereof), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this subsection provided and not to be deemed part of the Mortgaged and Pledged Property. Thereupon, the Trustee shall fix a record date (herein referred to as a “Special Record Date”) for the payment of such Defaulted Interest which date shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each registered owner of a bond of the Forty-Third Series at his, her or its address as it appears in the bond register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the bonds of the Forty-Third Series are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following subsection (ii).

(ii)
The Company may make payment of any Defaulted Interest on the bonds of the Forty-Third Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such bonds may be listed and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each bond of the Forty-Third Series delivered under the Mortgage upon transfer of or in exchange for or in lieu of any other bond shall carry all rights to interest accrued and unpaid, and to accrue, which were carried by such other bond and each such bond shall bear interest from such date, that neither gain nor loss in interest shall result from such transfer, exchange or substitution.
(III) The principal of and interest and premium, if any, on each bond of the Forty-Third Series shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts or in such other currency or currency unit as shall be determined by or in accordance with the Resolution filed with the Trustee.
(IV) Bonds of the Forty-Third Series shall not be redeemable prior to maturity at the option of any holder or holders of such bonds. Bonds of the Forty-Third Series shall be redeemable in whole or in part and at any time prior to maturity at the option of the Company. Prior to April 1, 2025 (the “par call date”), the redemption price shall include accrued and unpaid interest to the redemption date on the bonds to be redeemed, plus the greater of (a) one hundred per centum (100%) of the principal amount of bonds then Outstanding to be redeemed, and (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the bonds of the Forty-Third Series matured on the par call date (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 20 basis points, as calculated by an Independent Investment Banker. At any time on or after the par call date, the redemption price shall include accrued and unpaid interest to the redemption date on the bonds to be redeemed, plus one hundred percent (100%) of the principal amount of bonds then Outstanding to be redeemed. The Company shall give the Trustee notice of the redemption price referred to in the second preceding sentence immediately after the calculation thereof, and the Trustee shall have no responsibility for such calculation. If the Company elects to partially redeem the bonds of the Forty-Third Series, the Trustee shall select in a fair and appropriate manner the bonds of the Forty-Third Series to be redeemed; provided, that if the bonds of the Forty-Third Series are in book-entry only form, interests in such bonds shall be selected for redemption by The Depository Trust Company in accordance with its standard procedures therefor.
“Business Day” means, for purposes of this Section (IV), a day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to remain closed.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds of the Forty-Third Series (assuming, for this purpose, that the bonds of the Forty-Third Series matured on the par call date) to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such bonds (the “Remaining Life”).

“Comparable Treasury Price” means, with respect to any redemption date, the Reference Treasury Dealer Quotation for such redemption date.
“Independent Investment Banker” means an investment banking institution of international standing appointed by the Company.
“Reference Treasury Dealer” means a primary U.S. government securities dealer in New York City appointed by the Company.
“Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third business day in New York City preceding such redemption date).
“Treasury Rate” means, as of a given redemption date, the rate per annum equal to the semi-annual equivalent or interpolated (on a daycount basis) yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.
(V) Each bond of the Forty-Third Series may have such other terms as are not inconsistent with Section 2.03 of the Mortgage, and as may be determined by or in accordance with a Resolution filed with the Trustee.
(VI) At the option of the registered owner, any bonds of the Forty-Third Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series and same terms of other authorized denominations.
(VII) Bonds of the Forty-Third Series shall be transferable, subject to any restrictions thereon set forth in any such bond of the Forty-Third Series, upon the surrender thereof for cancellation, together with a written instrument of transfer, if required by the Company, duly executed by the registered owner or by his, her or its duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York. Upon any transfer or exchange of bonds of the Forty-Third Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other government charge, as provided in Section 2.08 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Forty-Third Series.
(VIII) After the execution and delivery of this Twenty-Eighth Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage and this Twenty-Eighth Supplemental Indenture, it is contemplated that there shall be issued bonds of the Forty-Third Series in an initial aggregate principal amount of Two Hundred Fifty Million Dollars (U.S. $250,000,000).

ARTICLE II

The Company Reserves the Right to Amend Provisions

Regarding Properties Excepted from Lien of Mortgage

SECTION 2.01. The Company reserves the right, without any consent or other action by holders of bonds of the Ninth Series, or any other series of bonds subsequently created under the Mortgage (including the bonds of the Forty-Third Series), to make such amendments to the Mortgage, as heretofore amended and supplemented, as shall be necessary in order to amend the first proviso to the granting clause of the Mortgage, which proviso sets forth the properties excepted from the Lien of the Mortgage, to add a new exception (10) which shall read as follows:
“(10) allowances allocated to steam-electric generating plants owned by the Company or in which the Company has interests, pursuant to Title IV of the Clean Air Act Amendments of 1990, Pub. L. 101-549, Nov. 15, 1990, 104 Stat. 2399, 42 USC 7651, et seq., as now in effect or as hereafter supplemented or amended.”

ARTICLE III

Miscellaneous Provisions

SECTION 3.01. The right, if any, of the Company to assert the defense of usury against a holder or holders of bonds of the Forty-Third Series or any subsequent series shall be determined only under the laws of the State of New York.

SECTION 3.02. The terms defined in the Mortgage shall, for all purposes of this Twenty-Eighth Supplemental Indenture, have the meanings specified in the Mortgage. The terms defined in Article I of this Twenty-Eighth Supplemental Indenture shall, for purposes of such Article, have the meanings specified in Article I of this Twenty-Eighth Supplemental Indenture.

SECTION 3.03. The Trustee hereby accepts the trusts hereby declared, provided, created or supplemented, and agrees to perform the same upon the terms and conditions herein and in the Mortgage, as hereby supplemented, set forth, including the following:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twenty-Eighth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in Article XIX of the Mortgage shall apply to and form part of this Twenty-Eighth Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Twenty-Eighth Supplemental Indenture.

SECTION 3.04. Whenever in this Twenty-Eighth Supplemental Indenture either of the Company or the Trustee is named or referred to, this shall, subject to the provisions of Articles XVIII and XIX of the Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Twenty-Eighth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 3.05. Nothing in this Twenty-Eighth Supplemental Indenture, expressed or implied, is intended, or shall be construed to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy or claim under or by reason of this Twenty-Eighth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Twenty-Eighth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons outstanding under the Mortgage.
SECTION 3.06. This Twenty-Eighth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

ARTICLE IV

Specific Description of Property

The properties of the Company, owned as of the date hereof, and used (or held for future development and use) in connection with the Company’s electric utility systems, or for other purposes, and not previously described under the Mortgage, are as follows:

Bluff Substation
Internal Parcel No: UTSJ-0017
County: San Juan
State: Utah
County Tax I.D. No: C40210246602
Acres: 0.82

Beginning at a point that is North 88°47’40” East along the section line, 2340.59 feet and North 01°12’20” West 440.00 feet from the southwest corner of Section 24, Township 40 South, Range 21 East, Salt Lake Base and Meridian and running thence South 88°47’40” West 160.00 feet; thence North 01°12’20” West 160.00 feet to the north line of grantors property; thence North 88°47’40” East along said north line, 160.00 feet; thence South 01°12’20” East 160.00 feet; to the point of beginning.
Contains 25,600 Sq Ft.

Beginning at a point that is North 88°47’40” East along the section line 2340.59 feet and North 01°12’20” West 481.76 feet from the southwest corner of Section 24, Township 40 South, Range 21 East, Salt Lake Base and Meridian and running thence North 01°12’20” West 52.94 feet; thence 41.90 feet along the arc of a non-tangent 28.00 foot radius curve to the left (chord bears North 79°13’48” East 38.10 feet); thence North 36°21’40” East 15.86 feet; thence North 68°57’20” East 136.75 feet to the north line of grantors property; thence North 88°47’40” East along said north line 284.82 feet to the east line of grantors property; thence South 00°47’57” East along said east line 22.97 feet; thence North 78°01’50” West 21.07 feet; thence South 88°47’40” West 254.55 feet; thence South 65°51’16” West 120.91 feet; thence 72.69 feet along the arc of a tangent 200.00 foot radius curve to the left (chord bears South 55°25’10” West 72.29 feet); thence South 45°00’25” West 19.04 feet to the point of beginning.
Contains 10,190 Sq Ft.

Total square footage: 35,790 Sq Ft.

Cottonwood Mine Reclamation
Internal Parcel No: UTEM-0520
County: Emery
State: Utah
Affecting County Tax ID No: 03-0011-0002
Acre: 100

Township 17 South, Range 6 East, Salt Lake Base and Meridian
Beginning at the Southeast corner of the NE1/4 of the SE ¼ of Section 25; thence N 160 rods; thence W 116 rods, more or less, to the center line of Cottonwood Creek; thence in a Southerly direction along the center line of said Cottonwood Creek to a point 84 rods, more or less, W of the beginning; thence E 84 rods, more or less, to the point of beginning.

Draper Substation Expansion
Internal Parcel No: UTSL-0865
County: Salt Lake
State: Utah
Affecting County Tax ID No: 27-25-326-017
Acre: 0.66

A parcel of land located in the Southwest Quarter of Section 25, Township 3 South, Range 1 West, Salt Lake Base and Meridian, said parcel being more particularly described as follows:

Beginning at a point on the East Line of the PacifiCorp property, as recorded in that certain Warranty Deed, Entry No. 1175215 in Book 715 at Page 17 in the Salt Lake County Recorder’s Office, said point being also S00°04’44”E 822.93 feet, along the Section Line, and East 1303.05 feet from the West Quarter Corner of said Section 25; and running thence, East 173.82 feet to the Westerly Right-of-Way Line of the Utah Transit Authority Railroad; thence along said Westerly Right-of-Way Line of the Utah Transit Authority Railroad, the following three (3) courses: (1) S00°15’20”E 104.96 feet, (2) S30°00’00”W 23.29 feet, (3) South 60.72 feet, to the Northerly Right-of-Way Line of 12300 South Street as recorded as Map S2005-08-0491 in the Salt Lake County Surveyor’s Office; thence, along said Northerly Right-of-Way Line, N89°58’48”W 138.58 feet to the Southeast Corner of said PacifiCorp property; thence, along said East Line of the PacifiCorp property, the following three (3) courses: (1) N01°52’00”W (Deed= N01°51’00”W) 121.98 feet, (2) N89°59’09”W 18.00 feet, (3) N01°52’00”W (Deed= N01°51’00”W) 63.92 feet to the Point of Beginning.

Contains: 28,780 SF or 0.66 AC.

Note: The Basis of Bearing used on this survey was between two existing Section Corners. The bearing between the Northwest Corner and West Quarter Corner of Section 25, Township 3 South, Range 1 West, Salt Lake Base and Meridian is N0°05’28”W, as measured in the field.

EAGLE MTN. SHOP PROPERTY
INTERNAL PARCEL No: UTUT-0270
County: UTAH COUNTY
State: UTAH
County Tax ID No: 38:475:0002
Acre: 2.229 ACRES

A PARCEL OF LAND KNOWN AS LOT 2 EAGLE MOUNTAIN PUBLIC WORKS SUBDIVISION, LOCATED IN THE WEST HALF OF SECTION 24, TOWNSHIP 6 SOUTH, RANGE 2 WEST, SALT LAKE BASE AND MERIDIAN, LOCATED IN EAGLE MOUNTAIN CITY, UTAH, MORE PARTICULARLY AS DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE EAST LINE OF THE EAGLE MOUNTAIN PUBLIC WORKS SUBDIVISION PLAT, BEING N00°46’45”E ALONG THE SECTION LINE 300.03 FEET, AND EAST 2553.14 FEET FROM THE WEST QUARTER CORNER OF SECTION 24, TOWNSHIP 6 SOUTH, RANGE 2 WEST, SALT LAKE BASE AND MERIDIAN, SAID POINT LOCATED AT THE NORTHEAST CORNER OF PROPOSED LOT 2 OF EAGLE MOUNTAIN PUBLIC WORKS SUBDIVISION, AND RUNNING THENCE N89°38’03”W 303.92 FEET; THENCE N55°45’57”W 56.81 FEET; THENCE N89°57’19”W 231.33 FEET; THENCE SOUTH 145.15 FEET; THENCE S89°57’19”E 231.22 FEET; THENCE S55°45’57”E 76.94 FEET TO THE BEGINNING OF A NON-TANGENT CURVE TO THE LEFT, HAVING A RADIUS OF 100.00 FEET; THENCE ALONG THE ARC OF SAID CURVE A LENGTH OF 36.30 FEET, PASSING THROUGH A CENTRAL ANGLE OF 20°47’47”, CHORD BEARS S78°41’11”E 36.10 FEET; THENCE S49°19’57”E 48.48 FEET; THENCE S89°05’5”E 213.66 FEET TO THE EASTERLY BOUNDARY OF SAID EAGLE MOUNTAIN PUBLIC WORKS SUBDIVISION PLAT ; THENCE N00°27’41”E 168.46 FEET; THENCE N00°27’24”E 28.17 FEET TO THE POINT OF BEGINNING.

CONTAINING 2.229 ACRES, MORE OR LESS.

Hurricane West Substation
Internal Parcel No: UTMN-0084
County: Washington
State: Utah
County Tax I.D. No: 4115-A-HV
Acres: 38.89

BEGINNING AT A POINT THAT IS LOCATED S 00°05’00” W 1754.88 FEET ALONG THE SECTION LINE FROM THE NORTHEAST CORNER OF SECTION 9, TOWNSHIP 42 SOUTH, RANGE 14 WEST, SALT LAKE BASE AND MERIDIAN; RUNNING THENCE S 00°05’00” W 1277.44 FEET ALONG SAID SECTION LINE TO THE EAST QUARTER CORNER OF SAID SECTION 9; THENCE S 89°32’21” W 1322.73 FEET ALONG THE QUARTER SECTION LINE TO A 1/16 SECTION CORNER; THENCE N 00°04’30” E 1284.05 FEET ALONG THE 1/16 SECTION LINE; THENCE N 89°49’30” E 1322.87 FEET TO THE POINT OF BEGINNING.
CONTAINING 38.89 ACRES.

PARKSIDE SUBSTATION PROPERTY
INTERNAL PARCEL No: UTUT-0271
County: UTAH COUNTY
State: UTAH
County Tax I.D. No: 38:474:0001
Acres: 6.297

A parcel of land located in the Northeast Quarter of section 20, Township 5 South, Range 1 West, Salt Lake Base and Meridian, Located in Eagle Mountain city, Utah, more particularly as described as follows:

Beginning as the East Quarter of Section 20, Township 5 South Range 1 West, Salt Lake Base and Meridian, and running thence N89° 17’48”W 964.03 feet along the Quarter Section Line; thence N34° 08’21”E 379.38 feet to the Southerly line of the Star West Eagle Mountain Property as described in the Entry 62704-2011 and recorded in the Office of the Utah County Recorder; thence S89° 49’30”E 752.22 feet along said Star West Eagle Mountain Property to the East Line of said Section 20; thence S00° 12’28”W 323.54 feet to the point of beginning.

Containing 6.297 acres, more or less.

PONY EXPRESS SUBSTATION PROPERTY
INTERNAL PARCEL No: UTUT-0272
County: UTAH COUNTY
State: UTAH
County Tax I.D. No: 59:007:0076
Acres: 2.064

A parcel of land located in the Northeast Quarter of Section 7, Township 6 South, Range 1 West, Salt Lake Base and Meridian, Located in the Eagle Mountain City, Utah, more particularly as described as follows:

Beginning at a point located S89° 25’51”E 406.76 feet along the Section line and S00° 34’09”W 1082.60 feet from the North quarter Corner of Section 7, Township 6 South, Range 1 West, Salt Lake Base and Meridian, and running thence S89° 32’04”E 324.00 feet to the beginning of a non-tangent curve to the left, having a radius of 1178.63 feet; thence along the arc of said curve a 241.16 feet; thence S21° 51’15”E 18.42 feet; thence N89° 32’04”W 409.80 feet; thence N02° 54’29”E 248.58 feet to the point of beginning.

Containing 2.064 acres, more or less.

Project Name: Snow Goose Substation
Internal Parcel No: ORKL-0555
County and State: Klamath County, State of Oregon
County Assessor number:
3909-02000-01000-000,
3909-02000-01100-000, and
3909-02000-01200-000

Legal Description:
Parcel 1:
The following described property in Section 20, Township 39 South, Range 9 East of the Willamette Meridian, Klamath County, Oregon:

All that portion of the following described tract, which lies South and East of the California Northeastern Railway right of way, to wit:

The SW1/4 NW1/4 and Lots 3, 4, 16 and 17 being the S1/2 NW1/4 and the N l/2 SW1/4 Section 20, Township 39 South, Range 9 East of the Willamette Meridian, Klamath County, Oregon.

Parcel 2:
That portion of the SW1/4 NEI/4 of Section 20, Township 39 South, Range 9 East of the Willamette Meridian, Klamath County, Oregon, more particularly described as follows:

Beginning at the Northwest comer of said SW1/4 NE1/4; thence along the centerline of the C-4-E Lateral South 41°48' East, 767.7 feet; thence on a curve to the left, with a radius of 193.2 feet, for an arc distance of 103.7 feet, with a long chord bearing and distance of South 57°21 '30" East 103.6 feet; thence South 72°55' East 217.1 feet; thence on a curve to the right with a radius of 146 feet for an arc distance of 20.6 feet with a long chord bearing and a distance of South 68°52'23" East 20.5 feet; thence along the centerline of the No. 1 Drain South 0°20' East 181.7 feet; thence South 22°40' East, 524.5 feet to a point on the South line of the NE 1/4 of said Section 20; thence along the South line of said NE 1/4, West 1028.9 feet; thence along the West line of said NE1/4 North 1365.1 feet to the point of beginning.

IN WITNESS WHEREOF, PACIFICORP has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by an Authorized Executive Officer of the Company, and its corporate seal to be attested to by its Assistant Secretary for and in its behalf, and The Bank of New York Mellon Trust Company, N.A. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents, and its corporate seal to be attested to by one of its Vice Presidents, all as of the day and year first above written.

[SEAL]		PACIFICORP
		By	/s/ Bruce Williams

Bruce Williams Vice President and Treasurer
Attest:	/s/ Jeffery Erb

Jeffery Erb Secretary
[SEAL]			THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee
		By	/s/ Teresa Petta

Teresa Petta Vice President
Attest:	/s/ Valére D. Boyd
Valére D. Boyd Vice President

STATE OF OREGON	)
)
COUNTY OF MULTNOMAH	) SS.:

On this ____ day of June, 2015, before me, _________________________________, a Notary Public in and for the State of Oregon, personally appeared Bruce N. Williams and Jeffery Erb, known to me to be Vice President and Treasurer and Secretary, respectively, of PACIFICORP, an Oregon corporation, who being duly sworn, stated that the seal affixed to the foregoing instrument is the corporate seal of said corporation and acknowledged this instrument to be the free, voluntary, and in all respects duly and properly authorized act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

[SEAL]

Notary Public, State of Oregon

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of_________________________)

On__________________________ before me, ___________________________________________
(insert name and title of the officer)

Personally appeared Teresa Petta and Valére D. Boyd, who proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature_____________________________     (Seal)